EXHIBIT 10.1

                                OPTION AGREEMENT

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EXHIBIT 10.1



                              HIGHLAND MINING INC.






                                OPTION AGREEMENT



















                             DATED 23 December 2004



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                                TABLE OF CONTENTS


                                                                        Page

1.       Definitions.........................................................2

2.       Grant of First Option...............................................3

3.       Exercise of First Option............................................4

4.       Exercise Price for First Option.....................................4

5.       First Additional Investment by Continental..........................4

6.       First Option Share Pledge...........................................5

7.       Grant of Second Option..............................................6

8.       Exercise of Second Option...........................................6

9.       Exercise Price for Second Option....................................6

10.      Second Additional Investment by Continental.........................6

11.      Second Option Share Pledge..........................................7

12.      Representations and Warranties......................................7

13.      Force Majeure.......................................................11

14.      Obligations and Liability of WZ and HDI.............................11

15.      Miscellaneous.......................................................12


Signatures

Exhibit A         Form of Shareholders Agreement

Exhibit B         Description of Property and Exploration Permit

Exhibit C         Form of Highland Articles





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                              HIGHLAND MINING INC.

                                OPTION AGREEMENT


         This OPTION AGREEMENT is made and entered into as of December 23, 2004 by and among:

(1) Leung Yuet Mei, a citizen of China (Hong Kong) with an address at Flat 1362, Tai On Building, 57-87 Shaukiwan Road, Hong Kong, Fax: (852) 5242-0544 ("LYM");

(2) Leung Chi Ming, a citizen of China (Hong Kong) with an address at Flat C3, 5/F, Lucky Court, Mai Wo Ferry Pier Road, Lantau, Hong Kong, Fax: (852) 5242-0544 ("LCM");

(3) Chen Yulin, a citizen of China with an address at Room 2014, Block 2, No. 41 Xi Zhi Men Jiao Dai Dong Road, Beijing City, People's Republic of China,
     Fax: (86 10) 6202 8274 ("CY"); -

(4) China NetTV Holdings Inc. , a Delaware corporation with offices at Suite 830-789 West Pender Street, Vancouver, B.C., Canada, V6C 1H2, Fax: (1 604) 408-8515 ("CTVH");

(5) Highland Mining Inc., a British Virgin Islands company with offices at TrustNet Chambers, Road Town, Tortola, British Virgin Islands; Fax: (852) 5242 0544 (the "Company");

(6) Tibet Tianyuan Minerals Exploration Ltd., a wholly foreign-owned enterprise incorporated and existing under the laws of the People's Republic of China with a registered address at 13F, Foreign Economic and Trade Tower, 75 Jin Zhu West Road, Lhasa, Tibet, People's Republic of China, Fax: (86 891) 6868 708 ("Tianyuan"); -

(7) Continental Minerals Corporation, a British Columbia company with offices at Suite 1020 - 800 West Pender Street, Vancouver, British Columbia, Canada, V6C 2V6, Fax: (1 604) 684-8092 ("Continental");

(8) Wang Zhi, a citizen the United States of America with an address at 2205 BridgePointe Parkway, Apt. 116, San Mateo, CA 94404, United States of America, Fax: (86 10) 6202 8274 ("WZ"); and

(9) Hunter Dickinson Inc., a British Columbia company with offices at Suite 1020 - 800 West Pender Street, Vancouver, British Columbia, Canada, V6C 2V6, Fax: (1 604) 684-8092("HDI").


 For the purpose of this Agreement, LYM, LCM and CY may be referred to collectively as "ABC" and ABC, CTVH and Continental may be referred to collectively as "Investors".


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                                 R E C I T A L S

     A. The parties, together with Hunter Dickinson Inc., have entered into a Preliminary Option Agreement dated November 9, 2004 (the "Preliminary Agreement"), which, among other things, provides that Continental shall have the right to purchase certain shares of the Company;

     B. Such agreement provides that ABC and the Company shall, within seventy-five (75) days of the date of signing the agreement, negotiate and enter into an option agreement detailing the terms upon which Continental may purchase shares in the Company from ABC and the Company, and this Agreement is intended to represent such option agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" means in relation to an entity, any individual, partnership, corporation, trust or other entity that directly or indirectly controls, or is controlled by, or is under common control with, such entity, where control means the direct or indirect ownership of more than 50% of the outstanding shares or other ownership interests having ordinary voting power to elect directors or the equivalent.

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means any day (excluding Saturdays, Sundays and public holidays in either Vancouver, Canada or the PRC) on which banks are generally open for business in Vancouver, Canada and the PRC.

                  "GAAP" means Canadian generally accepted accounting principles consistently applied.

                   "CTVH" means China NetTV Holdings Inc., a Delaware corporation with an office at Suite 830-789 West Pender Street, Vancouver, B.C., Canada, V6C 1H2.

                   "CTVH Agreement" means the share exchange agreement between ABC and CTVH dated December 23, 2004, pursuant to the terms of which CTVH has the right to acquire from ABC Ordinary Shares representing 50% of the outstanding share capital of the Company.

                   "Exploration Permit" means the exploration permit issued from time to time by the relevant authorities evidencing the Exploration Rights. A copy of the currently valid Exploration Permit is attached as part of Exhibit B.

                   "Exploration Rights" means all of the exploration rights in relation to the Property.


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                  "First Option" shall have the meaning provided in Section 2.

                  "First Option Shares" shall have the meaning provided in
Section 2.

                  "Highland Articles" means the Memorandum of Association and Articles of Association of Highland Mining Inc. in the form attached hereto as Exhibit C.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to any government with competent jurisdiction.

                  "Group Company" means the Company, Tianyuan or a direct or indirect subsidiary of either of them.

                  "Ordinary Shares" means the Ordinary Shares of the Company, nominal value US$1.00 each share, which shall be the only class of shares.

                  "PRC" means the People's Republic of China.

                  "Property" means the Xietongmen Copper Property, which is located near Xiong Village, Xietongmen County, Rikaze area, Tibet Autonomous Region, the People's Republic of China and more particularly described in Exhibit B.

                  "RMB" shall mean Renminbi, the lawful currency of the People's Republic of China.

                  "Second Option" shall have the meaning provided in Section 7.

                  "Second Option Shares" shall have the meaning provided in
Section 7.

                  "Transaction Agreements" shall mean this Agreement and the Shareholders Agreement, collectively.

                   "US$" means the legal currency of the United States.

                  1.2 Rules of Construction. Words such as "herein," "hereinafter," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires. The words "include," "includes," "included" and "including" shall be construed as if followed by the phrase "without being limited to." A reference to a particular gender means a reference to any gender.

                  1.3 Aggregation of Shares. All shares of the Company held or acquired by any Affiliate of any person or entity shall be aggregated together for the purpose of determining the availability of any rights of such person or entity under this Agreement.

         2. Grant of First Option. ABC hereby grants Continental an option (the "First Option") to purchase from ABC that number of fully-paid, non-assessable Ordinary Shares that represent fifty percent (50%) of the issued share capital of the Company, on an as-converted basis, at the time of exercise (such Ordinary


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Shares the "First Option Shares"). As used in this Agreement,  the phrase "on an as-converted basis" means assuming exercise or conversion of any preferred shares, outstanding options, warrants, or other convertible securities. After the full exercise of the First Option by Continental, CTVH shall own 50% of the issued share capital of the Company, while Continental shall own 50% of the issued share capital of the Company.

         3.        Exercise of First Option.

                  3.1 Prior to Continental's exercise of the First Option, the Company shall adopt the Highland Articles, by all necessary corporate action of its Board and ABC.

                  3.2 Continental may exercise the First Option at any time prior to January 24, 2005, by giving written notice to ABC stating its election to exercise the First Option. Within ten (10) Business Days of ABC's receipt of such notice, ABC shall take all actions necessary (including without limitation, the execution of instruments of transfer and notification to the Company's registered agent) in order to transfer the First Option Shares to Continental and to update the Company's share register to reflect the transfer of the First Option Shares to Continental. A copy of the updated share register and the file-stamped Highland Articles shall be delivered to Continental forthwith.

                  3.3 Upon exercise of the First Option, the Company and Investors shall execute a Shareholders Agreement in the form attached hereto as Exhibit A (the "Shareholders Agreement").

         4. Exercise Price for First Option. The exercise price for the First Option shall be:

                  (i) US$1,200,000, which Continental shall pay to ABC within five (5) Business Days after the completion of the transfer of the First Option Shares to Continental (evidenced by the delivery of an updated share register), via wire transfer to a single account specified to Continental by ABC; and

                  (ii) US$800,000, which (subject to Section 6.2) Continental shall pay to ABC within one (1) year after the completion of the transfer of the First Option Shares to Continental, via wire transfer to a single account specified to Continental by ABC.

If Continental does not pay the amount provided in subclause (i) and (ii) above in accordance with the time requirement, this Agreement and the Shareholders Agreement shall terminate and Continental shall promptly transfer back to ABC the shares purchased pursuant to the First Option and ABC shall release Continental from the share pledge granted under Section 6 of this Agreement.

         5.First Additional Investment by Continental.

                  5.1 Continental may, at its absolute discretion and option, from time to time between the date of this Agreement and November 10, 2006 (such period the "First Expenditure Period") invest up to US$5,000,000 into the Company to provide working capital for the Company and Tianyuan and to fund exploration activities in relation to the Property (the "First Expenditure").


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                  5.2 If Continental obtains additional share capital in the
Company as a result of the First Expenditure, the then other shareholders of the Company shall collectively be entitled to subscribe, at a price equal to the nominal value of those Ordinary Shares for that number of Ordinary Shares as would permit the other shareholders of the Company to maintain their then current percentage of the issued share capital of the Company, which shall be at fifty percent (50%). Continental undertakes to structure its investment in the Company so such investment involves issuance to Continental and the other shareholders during the First Expenditure Period of as few Ordinary Shares as possible, and in any event no more than 10,000 Ordinary Shares without the prior approval of CTVH. The Company shall allot and issue any such shares to the subscribing shareholder within ten (10) Business Days after the receipt of the subscription monies by the Company.

                  5.3 Subject to extension as provided in Section 5.4, payment for the First Expenditure shall be in accordance with the following time schedule:

                  (i)    the first US$3,000,000 no later than November 10, 2005;
and

                  (ii) the remaining US$2,000,000 no later than November 10, 2006.

                  5.4 Apart from the funds needed to run the Company, the Company agrees to invest into Tianyuan all of the First Expenditure. Tianyuan will use the funds the Company invests solely for the exploration and development of the Property and for running Tianyuan. If the exploration and development work is delayed for reasons not attributable to Continental, Continental may request an extension of the investment time schedule set out in
Section 5.3 above as well as an equal extension of the expiry date of the First Expenditure Period and the other parties hereto shall not unreasonably refuse such request.

         6.       First Option Share Pledge.

                  6.1 Continental shall, upon receipt of the First Option Shares, pledge such shares to ABC. Notwithstanding such pledge, Continental shall retain full beneficial ownership of the First Option Shares, including, without limitation, the right to vote such shares and to hold such shares for all purposes under the Shareholders Agreement. Continental shall sign all documents in relation to such pledge at the same time as it exercises the First Option.

                  6.2 On the earlier of (i) ABC's notice to Continental following the failure by Continental to timely fulfill any of the payment obligations contained in Sections 3 and 5 of this Agreement, or (ii) the date that Continental provides notice to ABC that it no longer wishes to participate in the Property, Continental shall within three (3) Business Days thereafter, transfer to ABC all First Option Shares it holds for a total consideration of US$1.00 (the "First Pledge Transfer"). Following such transfer, Continental shall only be obligated to invest in the Company an amount equal to the costs Tianyuan has actually incurred in the exploration and development of the Property prior to the date of the First Pledge Transfer. Continental shall have no liability to make any other additional investments into the Company and shall be released from further liabilities under this Agreement, to the other parties to this Agreement, or in relation to the Property. A cost shall be considered "actually incurred" for the purposes of this Section 6.2 if Tianyuan has received the service or been delivered the goods to which the cost relates prior to the date of the First Pledge Transfer.


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                  6.3 Upon fulfillment of its payment obligations under Sections
3 and 5, the First Option Shares held by Continental shall be released from the share pledge granted in Section 6.1, and ABC shall, within three (3) Business Days thereafter, execute any documents reasonably requested by Continental to evidence such release.

         7. Grant of Second Option. The Company hereby grants Continental an option (the "Second Option") to subscribe for issuance by the Company that number of fully-paid, non-assessable Ordinary Shares, such that following issuance of such shares Continental shall own sixty percent (60%) of the issued share capital of Company, on an as-converted basis, at the time of exercise (such Ordinary Shares the "Second Option Shares"). After the full exercise of the Second Option by Continental, CTVH shall own 40% of the issued share capital of the Company, while Continental shall own 60% of the issued share capital of the Company.

         8. Exercise of Second Option. For a period of twenty-four (24) months following the date of this Agreement, Continental may exercise the Second Option by giving (i) one month's prior written notice to the Company and the then other shareholders of the Company, where notice of such exercise is given no later than September 10, 2006, or (ii) two months' prior written notice to the Company and the then other shareholders of the Company, where such notice is given after September 10, 2006 and no later than November 10, 2006. Within ten (10) Business Days of the Company's receipt of such notice and payment of the exercise price in accordance with Section 9, the Company shall, and the Investors shall procure that the directors designated by each shall, take all actions necessary (including without limitation, passing relevant Board or shareholder resolutions, increasing the number of authorized Ordinary Shares (if required), and notifying the Company's registered agent) in order to allot and issue the Second Option Shares to Continental and to update the Company's share register to reflect the issuance of the Second Option Shares to Continental. A copy of the updated share register shall be delivered to Continental forthwith.

         9.Exercise Price for Second Option. The exercise price for the Second Option shall be the nominal value of the Second Option Shares, and such amount shall be paid to the Company via wire transfer to an account specified to Continental by the Company.

         10.      Second Additional Investment by Continental.

                  10.1 Following its exercise of the Second Option, Continental may, at its absolute discretion and option, from time to time within a timeframe determined by Continental, but in any case no later than 365 days after expiry of the First Expenditure Period (the "Second Expenditure Period") invest up to an additional US$3,000,000, less the exercise price Continental has paid to obtain the Second Option Shares, in the Company to provide working capital for the Company and Tianyuan and to fund exploration activities in relation to the Property (the "Second Expenditure").

                  10.2 If Continental obtains additional share capital in the Company as a result of the Second Expenditure, the then other shareholders of the Company shall collectively be entitled to subscribe, at a price equal to the nominal value of those Ordinary Shares, for that number of Ordinary Shares as would permit the other shareholders of the Company to maintain their then current percentage of the issued share capital of the Company, which shall be at exceed forty percent (40%). Continental undertakes to structure its investment in the Company so such investment involves issuance to Continental and the other


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shareholders  during the Second  Expenditure Period of as few Ordinary Shares as
possible, and in any event no more than 10,000 Ordinary Shares without the prior approval of CTVH. The Company shall allot and issue any such shares to the subscribing shareholder within ten (10) Business Days after the receipt of the subscription monies by the Company.

                  10.3 Subject to extension as provided in Section 10.4, payment for the Second Expenditure shall be made prior to the expiration of the Second Expenditure Period.

                  10.4 Apart from the funds needed to run the Company, the Company agrees to invest into Tianyuan all of the Second Expenditure. Tianyuan will use the funds the Company invests solely for the exploration and development of the Property and for running Tianyuan. If the exploration and development work is delayed for reasons not attributable to Continental, Continental may request an extension of the investment time schedule set out in
Section 10.3 above as well as an equal extension of the expiry date of the Second Expenditure Period and the other parties hereto shall not unreasonably refuse such request.

         11.      Second Option Share Pledge.

                  11.1 Continental shall, upon receipt of the Second Option Shares, pledge such shares to ABC. Notwithstanding such pledge, Continental shall retain full beneficial ownership of the Second Option Shares, including without limitation the right to vote such shares and to hold such shares for all purposes under the Shareholders Agreement. Continental shall sign all documents in relation to such pledge at the same time as it exercises the Second Option.

                  11.2 On the earlier of (i) ABC's notice to Continental following the failure by Continental to invest the Second Expenditure prior to the expiration of the Second Expenditure Period (as may be extended pursuant to Section 10.4), or (ii) the date that Continental provides notice to ABC that it will not be investing the Second Expenditure, Continental shall within three (3) Business Days thereafter, transfer to ABC all Second Option Shares it holds for a total consideration of US$1.00 (the "Second Pledge Transfer"). Following such transfer, Continental shall only be obligated to invest in the Company an amount equal to the costs Tianyuan has actually incurred in the exploration and development of the Property prior to the date of the Second Pledge Transfer. Continental shall have no liability to make any other additional investments into the Company and shall be released from further liabilities under this Agreement, to the other parties to this Agreement, or in relation to the Property. A cost shall be considered "actually incurred" for the purposes of this Section 11.2 if Tianyuan has received the service or been delivered the goods to which the cost relates prior to the date of the First Pledge Transfer.

                  11.3 Upon payment of the Second Expenditure, the Second Option Shares held by Continental shall be released from the share pledge granted in
Section 11.1, and ABC shall, within three (3) Business Days thereafter, execute any documents reasonably requested by Continental to evidence such release.

         12.      Representations and Warranties.

                  The Company, ABC, and WZ ("the Warrantors") hereby jointly and severally represent and warrant to Continental that each of the statements in this Section 12 is true and correct as of the date hereof and, where appropriate, as of the date of Continental's exercise of the First Option. In


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this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiries of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in question.

                  12.1 Each of the Company and Tianyuan is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  12.2 Each Warrantor has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement.

                  12.3 Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which any Warrantor is a party.

                  12.4 The execution and delivery of this Agreement and the agreements contemplated hereby by each Warrantor will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining to such Warrantor or (where the Warrantor is a body corporate) of its constituting documents.

                  12.5 This Agreement constitutes a legal, valid and binding obligation of each of Warrantors.

                  12.6 All returns, registrations, filings and other documents required to be delivered by the Company and Tianyuan to the relevant government authorities have been properly prepared and delivered.

                  12.7 To the best of the Warrantors' knowledge, neither of the Company nor Tianyuan have breached any law of the jurisdiction where it is incorporated or has citizenship, as the case may be.

                  12.8 No order has been made, petition presented or resolution passed for the winding-up or bankruptcy of the Company or Tianyuan or for the appointment of a provisional liquidator to the Company or Tianyuan and no administration order has been made in respect of the Company or Tainyuan.

                  12.9 To the best of the Warrantors' knowledge, no receiver and/or manager has been appointed for the whole or part of the Company's or Tianyuan's 'business or assets.

                  12.10 To the best of the Warrantors' knowledge, there is not and has not been any governmental or other investigation, enquiry or disciplinary proceeding concerning the Company or Tianyuan and none is pending or threatened. No fact or circumstance exists which might give rise to an investigation, enquiry or proceeding of that type.

                  12.11 To the best of the Warrantors' knowledge, no civil,
criminal,  arbitration,   administrative  or  other  proceeding  is  pending  or
threatened by or against the Company or Tianyuan or a person for whose acts or defaults the Company or Tianyuan may be vicariously liable.


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                  12.12 To the best of the Warrantors' knowledge, no fact or circumstance exists that might give rise to a civil, criminal, arbitration, administrative or other proceeding involving the Company or Tianyuan or a person for whose acts or defaults the Company or Tianyuan may be vicariously liable.

                  12.13 To the best of the Warrantors' knowledge, there is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency against any the Company or Tianyuan or a person for whose acts or defaults the Company or Tianyuan may be vicariously liable.

                  12.14 Tianyuan has lawfully obtained the Exploration Rights, the Exploration Permit and the mineral data and other geological information related to the Property, and the Exploration Rights, the Exploration Permit, and such mineral data and other geological information are not subject to any dispute or any third party claim or interest. The Exploration Permit constitutes the only exploration permit issued over the Property and the only exploration permit currently issued to Tianyuan.

                  12.15 None of the Exploration Rights, the Exploration Permit or the mineral data or other geological information related to the Property are subject to any title dispute with, or lease or mortgage to, any third party.

                  12.16 All fees and charges (including but not limited to exploration right use fee and mineral resources compensation) in connection with the Exploration Rights and the Exploration Permit have been duly paid.

                  12.17 Tianyuan has duly made all filings necessary to maintain the validity of the Exploration Permit.

                  12.18 Tianyuan has duly performed all obligations of the permit holder contemplated under the Exploration Permit.

                  12.19 All existing exploration, mining, excavating, exploiting, extracting, refining and processing activities and operations in the areas in connection with the Property or the Exploration Rights conducted by any the Company, Tianyuan or by any third party have been suspended.

                  12.20 To the best of Warrantors' knowledge, all mineral data and other geological information that the Company or Tianyuan has provided to Continental are complete, true, accurate, legally owned or controlled by the Company, Tianyuan, and are not subject to any third party claim or any restriction.

                  12.21 Tianyuan has paid in full all consideration due and owing by it in connection with Tianyuan's purchase of the Exploration Rights, and such consideration including all monetary amounts and other consideration does not exceed US$2,000,000.

                  12.22 Tianyuan has not conducted any business or incurred any obligations or liabilities since the issuance of its business license; provided that all transactions directly relating to the acquisition by Tianyuan of the Exploration Rights and any transaction booked in the accounts of Tianyuan that


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have been provided to Continental in the course of  Continental's  due diligence shall not represent a breach of this representation and warranty.

                  12.23 The Company has not conducted any business or incurred any obligations or liabilities since the date of its incorporation other than purchasing 100% of the registered capital of Tianyuan from the founding shareholders of Tianyuan.

                  12.24 Immediately prior to the exercise of the First Option, the authorized share capital of the Company consists of a total of US$1,000,000 divided into one million (1,000,000) authorized Ordinary Shares, nominal value US$1.00 per share, of which one million (1,000,000) are outstanding. ABC and CTVH collectively legally hold and beneficially own all issued and outstanding share capital of the Company, clear of all liens, charges or encumbrances, and such share capital has been duly authorized, validly issued and fully paid.

                  12.25 Other than this Agreement and CTVH's right to acquire shares in the Company from ABC in accordance with the CTVH Agreement, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company. Except as provided in the Transaction Agreements and the Company's Memorandum and Articles of Association, no shares of the Company's outstanding share capital, or shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other person).

                  12.26 Immediately prior to the Exercise of the First Option, Tianyuan's registered capital is US$1,600,000 and its total investment is RMB 28,000,000, and such registered capital has been fully contributed. The Company owns all the registered capital of Tianyuan, free and clear of all liens, charges or encumbrances and has fully contributed to Tianyuan such registered capital.

                  12.27 The Company has paid in full all consideration due and owing by it in connection with the Company's purchase of 100% of the registered capital of Tianyuan and is not subject to any debts or other claims by the founding shareholders of Tianyuan or third parties in connection with such purchase.

                  12.28 Tianyuan is not a party to or bound by any contract, agreement, understanding or arrangement to allot or issue or sell or create any lien on any of its registered capital or any other security convertible into any registered capital or other security of Tianyuan. There are no outstanding rights of first refusal or other rights, options, warrants, conversion privileges, subscriptions or other rights or agreements to purchase or otherwise acquire or issue any registered capital of Tianyuan, or obligating Tianyuan to issue, transfer, grant or sell any registered capital in Tianyuan.

                  12.29 There are no options or any other rights to subscribed for or acquire any equity interest of Tianyuan and except for the Shareholders Agreement, there are no other shareholder agreements in respect of Tianyuan.

                  12.30 No order has been made, petition presented or resolution passed for the winding-up or bankruptcy of Company or Tianyuan or for the appointment of a provisional liquidator to the Company or Tianyuan and no administration order has been made in respect of the Company or Tianyuan.

                  12.31 Each of the Warrantors has provided the Shareholders with all the information that the Investors have requested in deciding whether to purchase or subscribe for Ordinary Shares. No representation or warranty by the Warrantors in this Agreement and no information or materials provided by the Warrantors to the Investors in connection with the negotiation or execution of this Agreement that has not been subsequently corrected or amended, contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

                  12.32 The aggregated liabilities of Warrantors other than the Company and Tainyuan towards Continental in terms of this Section 12 shall not exceed US$2,000,000.

                  12.33 Unless earlier terminated by provision(s) of this Agreement, the liabilities of Warrantors other than the Company and Tianyuan towards Continental under this Section 12 shall be terminated two (2) years from the signature date of this Agreement.

         13.      Force Majeure.

                  Neither party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any acts of God, war, civil strife, fire, natural disaster, acts of terrorism, acts of government, strikes or labor disputes, inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization, delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment, or any other act or condition beyond the reasonable control of the parties provided that the affected party gives the other party written notice thereof and uses its best efforts to cure the delay. In the event that any act of force majeure prevents any party from carrying out its obligations under this Agreement for a period of more than six months (or such other period as may be agreed by the parties), the other parties may terminate this Agreement without liability upon 30 days written notice.

         14.      Obligations and Liability of WZ and HDI.

                  14.1     Obligations and Liability of WZ.

                  WZ shall actively assist Continental, the Company, Group Companies and Tianyuan to apply for and maintain the approvals, registrations, licenses, permits and other government authorizations and support necessary or desirable in order for the Company and Tianyuan to undertake the exploration and development of the Property and for Continental to participate in those activities. The parties confirm for the avoidance of doubt that by agreeing to provide his active assistance, WZ does not guarantee to the other parties that such approvals, registrations, licenses, permits and other government authorizations and support will be available.

                  WZ hereby agrees that he shall be jointly and severally liable to Continental for all of the representations and warranties, covenants, and other obligations of the Group Companies and ABC under this Agreement, and for any breaches of the foregoing, provided that WZ's aggregated liability towards

Continental under Section 12 shall not exceed USD 2 million. Unless earlier terminated by provision(s) of this Agreement, WZ's liability towards Continental under Section 12 shall be terminated two years from the signature of this Agreement.

                  14.2     Obligations and Liability of HDI.

                  HDI assumes joint and several liability for each of Continental's obligations under this Agreement.

         15.      Miscellaneous.

                  15.1 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of British Columbia, Canada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of British Columbia, Canada to the rights and duties of the parties hereunder.

                  15.2 Non-Assignability. The First Option, Second Option, and any other rights or obligations hereunder may not be assigned or transferred by Continental, except to Continental's Affiliates. The rights and obligations of the ABC in this Agreement may not be assigned or transferred by ABC, except to CTVH after a transfer of at least 50% of the Ordinary Shares held by ABC to CTVH in accordance with the terms of the CTVH Agreement. In all other respects, the rights and obligations of the parties to this Agreement may not be assigned or transferred.

                  15.3 Amendments. Except as otherwise provided in this Agreement (including, without limitation, in Sections 5.4 and 10.4), any provision of this Agreement may be amended only with the written consent of the Company, the Investors, and ABC. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) as to any party only with the written consent of that party and any party may waive any of its rights hereunder without obtaining the consent of any other party. Any amendment or waiver effected in writing in accordance with this Section 15.3 shall be binding upon the Company, each Investor, and their respective successors in interest.

                  15.4 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subject matter of this Agreement and supersedes all prior discussions, negotiations and agreements, between them with respect to the subject matter hereof.

                  15.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly received:

                           (a)      when hand delivered to the  receiving party,
upon delivery;

                           (b)      when sent by facsimile, upon receipt of con-
firmation of error-free transmission at the number set forth in the preamble;

                           (c)      ten (10) Business  Days after deposit in the
mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the receiving party as set forth in the preamble; or

                           (d)      seven (7) Business Days  after  deposit with
an overnight delivery service, postage prepaid, addressed to the receiving party as set forth in the preamble with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

     Each party making a communication hereunder by facsimile shall promptly confirm by telephone to the party to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 15.5 by giving the other parties written notice of the new address in the manner set forth above.

                  15.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the parties shall be cumulative and not alternative.

                  15.7 Legal Fees. In the event of any action at law, suit in equity or  arbitration  proceeding  in relation to this  Agreement or the rights conferred  hereunder,  the Parties  shall be  respectively  responsible  for the attorney's fees and out-of-pocket expenses incurred in relation to the abovementioned action at law, suit in equity or arbitration proceeding.

                  15.8 Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

                  15.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  15.10 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this

Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement that most nearly effects the parties' intent in entering into this Agreement.

                  15.11 Language of Performance. All notices, communications, and proceedings relating to this Agreement and the exercise or performance of the parties' respective rights and duties hereunder shall be in the English language.

                  15.12 Further Assurances. Each party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

                  15.13.   Dispute Resolution.

                           (a)      Negotiation  Between  Parties.  The parties
agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (c) of this Section shall apply.

                           (b)      Choice of Law. The formation, validity, in-
terpretation and performance of this Agreement, and any disputes arising under this Agreement, shall be governed by the laws of British Columbia.

                           (c)      Arbitration.  In the event  the parties  are
unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (the "HKIAC") in accordance with the UNCITRAL Arbitration Rules (the "UNCITRAL Rules") in effect, which rules are deemed to be incorporated by reference into this subsection (c), and as may be amended by the following provisions:

                                (i)      The appointing  authority shall  be the
HKIAC.

                                (ii)     The place of  arbitration  shall  be in
Hong Kong at the HKIAC.

                                (iii)    There  shall be   only  one  arbitrator
chosen by the Parties by agreement in accordance with the Rules, provided that if they do not reach agreement on the choice of a sole arbitrator, then three arbitrators shall be appointed in accordance with the Rules. The sole or presiding arbitrator shall not be a citizen of any of Canada, United States of America and the PRC.

                                (iv)     Any such  arbitration  shall  be admin-
istered by the HKIAC in accordance with HKIAC Procedures for Arbitration in force at the date of this Agreement including such additions to the UNCITRAL Rules as are therein contained.

                                (v)      The language to be used in the arbitral
proceedings shall be English.

                                (vi)     The Group Companies as  a group and the
Investors shall each submit to the arbitrators in writing a description of the facts relating to, and a requested remedy for, the dispute. The arbitrators shall select between the remedy requested by the Group Companies and that requested by the Investors and it shall award the entire remedy selected and only that remedy. In no event may the arbitrators issue an award that provides a remedy less than, more than, or in any other way different from the party-requested remedy that the arbitrators have selected.

                                (vii)    The  arbitration  award shall  be final
and binding on the Parties.

                                (viii)   The  parties understand  and agree that
this provision regarding arbitration shall not prevent any party from pursuing equitable or injunctive relief in a judicial forum to compel another party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.



                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.



                                      Highland Mining Inc.





                                      ____________________________, Director




                                      Tibet Tianyuan Minerals Exploration Ltd.





                                      ____________________, Legal Representative





                                      Leung Yuet Mei






                                      Leung Chi Ming






                                      Chen Yulin

                            China NetTV Holdings Inc.



                            By:
                                ------------------------------------------------

                            Name:
                                 -----------------------------------------------

                            Title:
                                   ---------------------------------------------



                            Continental Minerals Corporation



                           By:
                               -------------------------------------------------

                           Name:
                                ------------------------------------------------

                           Title:
                                  ----------------------------------------------




                           Wang Zhi







                           Hunter Dickinson Inc.




                           By:
                               -------------------------------------------------

                           Name:
                                ------------------------------------------------

                           Title:
                                  ----------------------------------------------

                                    EXHIBIT A


                         FORM OF SHAREHOLDERS AGREEMENT

                                    EXHIBIT B


                 DESCRIPTION OF PROPERTY AND EXPLORATION PERMIT

                                    EXHIBIT C


                FORM OF MEMORANDUM OF ASSOCIATION AND ARTICLES OF
                      ASSOCIATION OF HIGHLAND MINING INC.